Exhibit 1



                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-27
*CUSIP:        21988G650       Class     A-1
               21988GAZ9       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of     October 15, 2003.....                                                               $0.00
         Scheduled Income received on securities.....                                         $1,687,500.00
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Distribution to Class A-1 Holders.....                                              -$1,687,499.16
         Distribution to Class A-2 Holders.....                                                      -$0.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.84
Balance as of     April 15, 2004.....                                                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     October 15, 2003.....                                                               $0.00
         Scheduled Principal received on securities.....                                              $0.00

LESS:
         Distribution to Holders.....                                                                -$0.00
Balance as of     April 15, 2004.....                                                                 $0.00


                  UNDERLYING SECURITIES HELD AS OF  April 15, 2004

                Principal
                 Amount                                   Title of Security
                ---------                                 -----------------

                 $45,000,000       Royal Caribbean Cruises Ltd. 7.50% Senior Debentures
                                   due October 15, 2027
                                   *CUSIP: 780153AG7

U.S. Bank Trust National Association, as Trustee

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*The Trustee shall not be held responsible for the selection or use of the
CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.




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